UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2019
______________

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code
Not Applicable
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 18, 2019, certain subsidiaries of InterDigital, Inc. (collectively, “InterDigital”) entered into a multi-year, worldwide, non-exclusive, royalty-bearing patent license and settlement agreement (the “Agreement”) with ZTE Corporation (“ZTE”) and agreed to resolve virtually all of their existing disputes.  The Agreement covers the sale of ZTE’s 3G, 4G and 5G handset and tablet products, as well as 802.11 and HEVC technologies incorporated in such products, and includes a partial release by InterDigital of claims of past infringement by ZTE.

InterDigital and ZTE have agreed to terms for dismissal of all outstanding litigation and other proceedings among them and their affiliates, including, without limitation, the two actions in the U.S. District Court for the District of Delaware previously disclosed in InterDigital’s Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.  ZTE has also agreed to withdraw from all proceedings related to the Inter Partes Review (“IPR”) of U.S. Patent No. 8,380,244, including the pending appeal before the U.S. Court of Appeals for the Federal Circuit, and to request the termination of or withdraw from any other invalidation or opposition proceedings it has initiated against InterDigital.  Notwithstanding the foregoing, InterDigital has retained the right to continue to participate in any such IPR, invalidation or opposition proceedings, including any appeals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Chief Legal Officer, General
Counsel and Corporate Secretary

Date: October 22, 2019